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                       CONVERTIBLE NOTE PURCHASE AGREEMENT

                                   DATED AS OF

                                 APRIL 21, 2004

                                  BY AND AMONG

       NET PERCEPTIONS, INC., A DELAWARE CORPORATION, AS ISSUER AND SELLER

                                       AND

                       OLDEN ACQUISITION LLC, AS PURCHASER




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         CONVERTIBLE NOTE PURCHASE AGREEMENT (this "Agreement") dated as of
April 21, 2004, by and among Net Perceptions, Inc., a Delaware corporation (the "Seller"), and Olden Acquisition, LLC, a Delaware limited liability company (the "Purchaser").

                                   WITNESSETH:

         WHEREAS, the Purchaser is willing to purchase from the Seller, and the Seller desires to sell to the Purchaser, for the Purchase Price (as defined below), a convertible subordinated promissory note which is convertible into up to 5,628,300 shares of the Seller's common stock, $0.0001 par value per share (the "Common Stock"), such number of shares constituting 19.9% of the number of shares of Common Stock outstanding as of the Closing Date (as defined below).

         NOW, THEREFORE, in consideration of the mutual promises and representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                PURCHASE AND SALE

         1.1 PURCHASE AND SALE; PURCHASE PRICE. (a) On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below) the Seller will sell, and the Purchaser will purchase, for $2,532,735 (the "Purchase Price"), which is the price determined by multiplying (x) the 5,628,300 shares of Common Stock constituting 19.9% of the number of shares of Common Stock outstanding as of the Closing Date by (y) the product of (i) the average closing selling price per share of Common Stock for the twenty (20) consecutive trading days ending on the fifth trading day prior to the Closing Date, and (ii) 1.1, a convertible subordinated promissory note in the original principal amount of $2,532,735, bearing interest at the rate of 2% per annum, due April 21, 2014, which is convertible into shares of Common Stock, in substantially the form attached hereto as Exhibit 1.1(a) hereto (the "Note" or "Notes").

         (b) Upon a reduction in the Principal Sum (as defined in the Note) as provided in the Note in connection with either (x) any payment(s) made by the Seller to any of Purchaser's Indemnified Persons (as defined in Section 7.2(a) hereof) in respect of indemnification Claims (as defined in Section 7.2(a) hereof) of the Purchaser pursuant to Section 7.2(a) or (y) the satisfaction of any indemnification Claims of the Seller by means of a reduction in the Principal Sum of the Note pursuant to Section 7.2(b), the parties shall execute a new Note or Notes in substitution of the then outstanding Note(s) (which outstanding Note(s) shall be cancelled) having an aggregate principal amount equal to the Principal Sum as so reduced. In all other respects the substituted Note(s) shall be identical to the previously outstanding Note(s).

         1.2 TRANSFERS; LEGEND.

         (a) Without limitation of transfer restrictions imposed by applicable securities laws, the Note may not be transferred or assigned, in whole or in part, except to an Affiliate (as defined below) of the Purchaser. Purchaser may effect any permitted transfer or assignment of the Note by delivering written transfer instructions to the Seller, and the Seller shall reflect such transfer or assignment on its books and records, provided that if Seller determines in good faith that under applicable securities laws an opinion of counsel should be obtained in connection with such transfer or assignment, then it may condition its reflecting such transfer or assignment on its books and records on


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receipt of such opinion. Any permitted transferee which acquires at least 20% of the aggregate principal amount of the Note issued at the Closing shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement (as defined below). The Seller shall reissue notes evidencing the Note upon surrender of notes evidencing the Note being transferred in accordance with this
Section 1.2(a). Any such transfer shall be made by a Purchaser in accordance with applicable law. An "Affiliate" means any Person (as such term is defined below) that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). A "Person" means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision of any thereof) or other entity of any kind.

         (b) At the Closing, and so long as the Notes have not been registered under the Securities Act or until such time as the sale of the Notes to the public does not require such registration, the Notes shall bear the following legend:

         THIS CONVERTIBLE SUBORDINATED NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS CONVERTIBLE SUBORDINATED NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT. IN ADDITION, THIS CONVERTIBLE NOTE IS NOT TRANSFERABLE OR ASSIGNABLE EXCEPT AS SPECIFIED IN THE CONVERTIBLE NOTE PURCHASE AGREEMENT REFERRED TO HEREIN.

                                   ARTICLE II

                                    CLOSING

         2.1 THE CLOSING. The closing of the transactions contemplated under this Agreement (the "Closing") shall take place at the offices of Kane Kessler, P.C., 1350 Avenue of the Americas, 26th Floor, New York, New York 10036 on the date hereof (the actual date of Closing, the "Closing Date").

         2.2 DELIVERIES.

         (A) DELIVERIES BY THE SELLER. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser the following:

                  1.       The Note;

                  2. The Registration Rights Agreement, in the form attached hereto as Exhibit 2.2(a)(2) (the "Registration Rights Agreement"), duly executed by the Seller.

                  3. The legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP ("Seller's Counsel"), counsel to the Seller, in the form previously agreed upon by the parties.

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                  4.       A certificate of the Secretary of the Seller (the
                           "Secretary's Certificate"), in form and substance reasonably satisfactory to the Purchaser, certifying, on behalf of the Seller as follows:

                                    (i) that attached to the Secretary's
                                    Certificate is a true and complete copy of the certificate of incorporation of the Seller and a true and complete copy of the Bylaws of the Seller, each as in effect on the Closing Date;

                                    (ii) that attached to the Secretary's
                                    Certificate are true and complete copies of the resolutions of the Seller's Board of Directors authorizing the execution, delivery and performance by the Seller of this Agreement and the Related Documents (as defined below), and approving the consummation by the Seller of the transactions contemplated hereby, including the authorization and issuance of the Note, and that said resolutions are in full force and effect as of the Closing Date without amendment or modification; and

                                    (iii) the names and true signatures of the officers of the Seller signing this Agreement on behalf of the Seller and all other documents to be delivered at the Closing pursuant to this Agreement.

                  5. A certificate of the President of the Seller (the "President's Certificate"), in form and substance reasonably satisfactory to the Purchaser, certifying, on behalf of the Seller as follows:

                                    (i) based on the number of shares of Common
                                    Stock outstanding immediately prior to the Closing as advised by the Seller's transfer agent, which equals the number of shares of Common Stock outstanding as of December 31, 2003 plus the number of shares of Common Stock issued upon exercise of outstanding options since December 31, 2003, the maximum number of shares of Common Stock into which the Note is convertible as of the Closing Date constitutes 19.9% of the number of shares of Common Stock outstanding as of the Closing Date;

                                    (ii) such other matters as required by this Agreement; and

                                    (iii) such other matters as the Purchaser may reasonably request.

                  6. The resignation of the director of the Seller identified pursuant to Section 6.1(c) hereof.

                  7. Such other documents as the Purchaser shall reasonably request.

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         (B) DELIVERIES BY THE PURCHASER. At the Closing, the Purchaser shall deliver or cause to be delivered to the Seller the following:

                  1. Payment of the full amount of the Purchase Price, in cash by wire transfer of immediately available funds to an account designated in writing by the Seller, subject to such deductions as are required or authorized in accordance with the terms hereof or the written directions of the Seller.

                  2. The Registration Rights Agreement duly executed by the Purchaser.

                  3. Such other documents as the Seller shall reasonably request.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller hereby represents and warrants to the Purchaser, as of the date hereof, as follows:

         3.1 CORPORATE EXISTENCE AND POWER; SUBSIDIARIES. Except as set forth in
Section 3.1 of the Seller Disclosure Schedule previously delivered by the Seller to Purchaser (the "Seller Disclosure Schedule"), the Seller and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all corporate powers required to carry on its business as now conducted. The Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect on the Seller. For purposes of this Agreement, the term "Material Adverse Effect" means, when used in connection with any party, any change, effect, event, occurrence, condition or development or state of facts that is or would reasonably be expected to be materially adverse to the assets or financial condition of such party and its Subsidiaries, taken as a whole. True and complete copies of the Seller's Certificate of Incorporation, as amended, and Bylaws, as amended (collectively, the "Charter and Bylaws") have been provided to the Purchaser. For purposes of this Agreement, the term "Subsidiary" or "Subsidiaries" means, with respect to any entity, any corporation or other organization of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such entity or of which such entity is a partner or is, directly or indirectly, the beneficial owner of 50% or more of any class of equity securities or equivalent profit participation interests. The Seller has no Subsidiaries other than as set forth in Exhibit 21 to the Seller's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the "2003 10-K").

         3.2 CORPORATE AUTHORIZATION; RIGHTS PLAN. (a) The execution, delivery and performance by the Seller of this Agreement, the Registration Rights Agreement, and each of the other documents executed pursuant to and in connection with this Agreement (the "Related Documents"), and the consummation by the Seller of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Notes) have been duly authorized by the Seller, and no additional corporate action is required for the approval by the Seller of this Agreement or the Related Documents. The Seller has reserved 6,000,000 shares of Common Stock for issuance as Common Stock upon conversion of the Notes. This Agreement and the Related Documents have been or, to the extent contemplated hereby or by the Related Documents, will be duly executed and delivered and constitute the legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with


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their terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of its obligations hereunder are subject to general principles of equity.

         (b) The Note that will be issued to the Purchaser at Closing, when issued and delivered in accordance with the terms hereof, will be duly authorized and validly issued and free of restrictions on transfer other than as provided in Section 1.2 and under applicable state and federal securities laws.

         (c) The issuance of the Note will not result in or obligate the Seller to (i) issue or offer to issue, with or without consideration, any securities or rights to acquire any securities to any person, whether as a pre-emptive right, or pursuant to any rights plan, or pursuant to any agreement, undertaking or other obligation of any nature, or (ii) adjust the number or kind of securities held by or issuable (with or without the payment of any consideration) to any person.

         3.3 CHARTER, BYLAWS AND CORPORATE RECORDS. Except as set forth in
Section 3.3 of the Seller Disclosure Schedule, the minute books of the Seller contain complete and accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and shareholders of the Seller and its Subsidiaries from the date of their incorporation to the date hereof. All material corporate decisions and actions have been validly made or taken.

         3.4 NON-CONTRAVENTION. Except as otherwise specifically contemplated in this Agreement and the Related Documents, the execution, delivery and performance by the Seller of this Agreement and the Related Documents, and the consummation by the Seller of the transactions contemplated hereby and thereby (including, but not limited to, the issuance, sale and delivery of the Note by the Seller) do not and will not (a) contravene or conflict with the Charter and Bylaws of the Seller or any of its Subsidiaries or any material agreement to which the Seller or any of its Subsidiaries is a party or bound; (b) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Seller or any of its Subsidiaries; (c) constitute a default under or give rise to a right of termination, cancellation or acceleration or loss of any benefit under any Material Contract (as defined herein) or under any material license, franchise, permit or other similar authorization held by the Seller or any of its Subsidiaries; (d) require any action by or in respect of, or filing with, any governmental body, agency, official or authority, other than filings under the Exchange Act (as defined below); or (e) result in the creation or imposition of any Lien (as defined below) on any asset of the Seller or any of its Subsidiaries, except, in the case of (b) through (e), as would not have a Material Adverse Effect on the Seller. For purposes of this Agreement, the term "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, claim or encumbrance of any kind in respect of such asset.

         3.5 SEC DOCUMENTS. The Seller is obligated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to file with the Securities and Exchange Commission (the "Commission" or the "SEC") reports and other documents pursuant to Sections 13 and 15(d) thereof (all reports filed or required to be filed by the Seller with the SEC, including all exhibits thereto or incorporated therein by reference, and all documents filed by the Seller under the Securities Act, or any other provisions of the Exchange Act (other than the Seller's Proxy Statement filed with the SEC on February 12, 2004, as supplemented (the "Proxy Statement") and Seller's Schedule 14D-9 filed with the SEC on December 31, 2003, as amended) are hereinafter called the "SEC Documents," and all SEC Documents with respect to any period ending on or after December 31, 2002, are hereinafter called the "Recent Reports"). The Seller has filed all reports or other documents required to be filed under the Exchange Act. All Recent Reports filed by the Seller with the SEC (i) were prepared in all material


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respects in accordance with the requirements of the Exchange Act and the
Securities Act and (ii) did not at the time they were filed (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.6 FINANCIAL STATEMENTS. Each of the Seller's consolidated balance sheet and related consolidated statements of income, cash flows and changes in stockholders' equity (including the related notes), as contained in the Recent Reports (collectively, the "Seller's Financial Statements" or the "Financial Statements") (x) present fairly in all material respects the financial position of the Seller and its consolidated Subsidiaries as of the dates thereof and the results of operations, cash flows and stockholders' equity as of and for each of the periods then ended, except that any unaudited financial statements are subject to normal year-end adjustments, and (y) were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q or 8-K), applied on a consistent basis throughout the periods involved, in each case, except as otherwise indicated in the notes thereto.

         3.7 COMPLIANCE WITH LAW. (a) The Seller and its Subsidiaries are in compliance and have conducted their business and offerings and issuance's of securities so as to comply with all laws, rules and regulations, judgments, decrees or orders of any court, administrative agency, commission, self regulatory organization, regulatory authority or other governmental authority or instrumentality, domestic or foreign, applicable to its operations except as in each case would not in the aggregate have a Material Adverse Effect on the Seller. There are no judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration), including any such actions relating to affirmative action claims or claims of discrimination, against the Seller or its Subsidiaries or against any of their properties or businesses. Except as set forth in Section 3.7 of the Seller Disclosure Schedule, without limiting the generality of the foregoing, the Seller has no liability arising out of the termination of any employee or any employee benefit plan, other than such liabilities as are fully disclosed in the Financial Statements and for which the Seller has made adequate reserves.

         (b) The Seller and its Subsidiaries hold all authorizations, consents, approvals, franchises, licenses and permits required under applicable law or regulation for the operation of the business of the Seller and its Subsidiaries as presently operated (the "Governmental Authorizations"), other than such Governmental Authorizations the loss or absence of which would not have a Material Adverse Effect on the Seller ("Material Governmental Authorizations"). The Seller and its Subsidiaries are in material compliance with the terms of all the Material Governmental Authorizations. The Seller and its Subsidiaries have not engaged in any activity that would be reasonably expected to cause revocation or suspension of any Material Governmental Authorizations. The Seller and its Subsidiaries have no knowledge of any facts which would reasonably be expected to cause them to believe that the Material Governmental Authorizations will not be renewed by the appropriate governmental authorities in the ordinary course. Neither the execution, delivery nor performance of this Agreement by the Seller will adversely affect in a material respect the status of any of the Material Governmental Authorizations.

         3.8 NO DEFAULTS. The Seller and its Subsidiaries are not, nor will they be solely as a result of the passage of time, giving of notice, or both, (i) in violation of any provision of their Charter and Bylaws (ii) in default or violation of any term, condition or provision of (A) any judgment, decree, order, injunction or stipulation applicable to the Seller or its Subsidiaries or
(B) any agreement, note, mortgage, indenture, contract, lease or instrument, permit, concession, franchise or license to which the Seller or its Subsidiaries are a party or by which the Seller or its Subsidiaries or their properties or assets


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may be bound, except, in the case of (A) or (B) as would not have a Material
Adverse Effect on the Seller.

         3.9 LITIGATION. Except as disclosed in the 2003 10-K, there is no action, suit, proceeding, judgment, claim or investigation pending or, to the knowledge of the Seller, threatened against the Seller and any of its Subsidiaries which, would, individually or in the aggregate, have a Material Adverse Effect on the Seller. There is no action, suit, proceeding, judgment, claim or investigation of which the Seller has received notice pending or, to the knowledge of the Seller, threatened, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby. There are no claims or complaints existing or, to the knowledge of the Seller or its Subsidiaries, threatened for product liability in respect of any product of the Seller or its Subsidiaries, and the Seller and its Subsidiaries are not aware of any basis for the assertion of any such claim.

         3.10 ABSENCE OF CERTAIN CHANGES. Except as set forth in the Recent Reports (including matters covered by the agreements disclosed in the Recent Reports) or Section 3.10 of the Seller Disclosure Schedule, since December 31, 2003 there has not occurred:

         (a) Any event that would, individually or in the aggregate, have a Material Adverse Effect on the Seller;

         (b) Any amendments or changes in the Charter or Bylaws of the Seller;

         (c) Any damage, destruction or loss, whether or not covered by insurance, that would, individually or in the aggregate, have a Material Adverse Effect on the Seller and its Subsidiaries;

         (d) Any

                  (i) incurrence, assumption or guarantee by the Seller or its Subsidiaries of any debt for borrowed money (other than for equipment leases or working capital lines of credit);

                  (ii) issuance or sale of any securities convertible into or exchangeable for securities of the Seller (other than to directors, employees and consultants pursuant to existing equity compensation or stock purchase plans of the Seller in accordance with past business practices);

                  (iii) issuance or sale of options or other rights to acquire from the Seller or its Subsidiaries, directly or indirectly, securities of the Seller or any securities convertible into or exchangeable for any such securities, other than options issued to directors, employees and consultants in the ordinary course of business pursuant to existing equity compensation or stock purchase plans of the Seller in accordance with past practices;

                  (iv) issuance or sale of any stock, bond or other corporate security (other than to directors, or employees pursuant to existing equity compensation or stock purchase plans of the Seller in accordance with past business practices);

                  (v) declaration or making any dividend, payment or other distribution to shareholders or purchase or redemption of any share of its capital stock or other security;

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                  (vi) cancellation of any debt or claim except in the ordinary course of business in accordance with past practices;

                  (vii) waiver of any right of substantial value whether or not in the ordinary course of business;

                  (viii) material change in officer compensation; or

                  (ix) other commitment (contingent or otherwise) to do any of the foregoing.

         (e) Any creation, sufferance or assumption by the Seller or any of its Subsidiaries of any Lien on any asset or any making of any loan, advance or capital contribution to or investment in any Person in an aggregate amount which exceeds $10,000 outstanding at any time;

         (f) Any entry into, amendment of, relinquishment, termination or non-renewal by the Seller or its Subsidiaries of any Material Contract or any material license, transaction, commitment or other right or obligation, other than in the ordinary course of business;

         (g) The adoption or implementation of any plan of liquidation of the Seller or any Subsidiary; or

         (h) Any transfer or grant of a right with respect to the patents, patent applications, patent licenses, trademarks, trade names, service marks, trade secrets, copyrights or other intellectual property rights owned or licensed by the Seller or its Subsidiaries, except as among the Seller and its Subsidiaries.

         3.11 NO UNDISCLOSED LIABILITIES. The Seller and its Subsidiaries do not have any direct or indirect indebtedness, liabilities, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise, required by GAAP to be set forth in financial statements, including but not limited to off-balance sheet financings, guarantees and similar transactions ("Liabilities") which are not reflected to the extent required by GAAP in the December 31, 2003 balance sheet of the Seller (or the notes thereto) contained in the 2003 10-K, except for (i) Liabilities incurred since December 31, 2003 in connection with the Seller's ongoing activities and the wind down of its business which either have been satisfied as of the Closing Date or individually are less than $5,000, (ii) Liabilities of $5,000 or more (excluding any Liabilities owed to the Purchaser as a result of this Agreement) as set forth in Section 3.11 of the Seller Disclosure Schedule, and (iii) Liabilities incurred in connection with the matters described in the Recent Reports or the Proxy Statement. The Seller has not guaranteed the debt or other obligations of any unaffiliated person or entity and has not engaged in any off-balance sheet financing transactions.

         3.12 TAXES. Except as set forth in Section 3.12 of the Seller Disclosure Schedule: (i) all tax returns and tax reports required to be filed with respect to the income, operations, business or assets of the Seller and its Subsidiaries have been filed (or appropriate extensions have been obtained) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and all of the foregoing as filed are correct and complete in all material respects and, in all material respects, reflect accurately all liability for taxes of the Seller and its Subsidiaries for the periods to which such returns relate, and all amounts shown as owing thereon have been paid; (ii) all income, profits, franchise, sales, use, value added, occupancy, property, excise, payroll, withholding, FICA,


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FUTA and other taxes (including interest and penalties), if any, collectible or payable by the Seller and its Subsidiaries or relating to or chargeable against any of its material assets, revenues or income or relating to any employee, independent contractor, creditor, stockholder or, other third party through the Closing Date, were fully collected and paid by such date if due by such date or provided for by reserves in the Financial Statements to the extent required by GAAP as of and for the periods ended December 31, 2003 and all similar items due through the Closing Date will have been fully paid by that date or provided for by reserves to the extent required for GAAP, whether or not any such taxes were reported or reflected in any tax returns or filings; (iii) no taxation authority has sought to audit the records of the Seller or any of its Subsidiaries for the purpose of verifying or disputing any tax returns, reports or related information and disclosures provided to such taxation authority, or for the Seller's or any of its Subsidiaries' alleged failure to provide any such tax returns, reports or related information and disclosure; (iv) to the knowledge of the Seller and its Subsidiaries, no material claims or deficiencies have been asserted against or inquiries raised with the Seller or any of its Subsidiaries with respect to any taxes or other governmental charges or levies which have not been paid or otherwise satisfied, including claims that, or inquiries whether, the Seller or any of its Subsidiaries has not filed a tax return that it was required to file, and to the knowledge of the Seller there exists no reasonable basis for the making of any such claims or inquiries; and (v) neither the Seller nor any of its Subsidiaries has waived any restrictions on assessment or collection of taxes or consented to the extension of any statute of limitations relating to taxation. Neither the Seller nor any of its Subsidiaries is a party to any tax sharing or indemnification agreement, and none of them is liable for the taxes of any other Person (other than Subsidiaries) whether as a transferee, successor, by contract or otherwise.

         3.13 EXCHANGE ACT REGISTRATION; NO ADVERSE ORDER. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act. No order prohibiting the issuance and/or sale of the Note is in effect and no proceedings for such purpose are pending or threatened.

         3.14 RESTRICTIONS ON BUSINESS ACTIVITIES. Other than as set forth in
Section 3.14 of the Seller Disclosure Schedule and the agreements relating to transactions set forth in the Recent Reports or as would not have a Material Adverse Effect on Seller, there is no agreement, judgment, injunction, order or decree binding upon the Seller or its Subsidiaries which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Seller or its Subsidiaries, any acquisition of property by the Seller or its Subsidiaries or the conduct of business by the Seller or its Subsidiaries as currently conducted.

         3.15 NO PREEMPTIVE RIGHTS. Other than pursuant to the Registration Rights Agreement and as provided in the Note, no Person possesses any preemptive rights, registration rights or anti-dilution rights (other than customary adjustments for stock splits, stock dividends and the like provided for in the Seller's stock option plans or agreements), in respect of the Note or in respect of the issuance of any Common Stock.

         3.16 APPLICATION OF TAKEOVER PROTECTION. The Seller's board of directors has taken all necessary action in order to render inapplicable, and has rendered inapplicable, any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti- takeover provisions under the Charter and By-laws, the laws of the state of its incorporation or any rights plan or similar arrangement which would otherwise become applicable as a result of the transactions contemplated by this Agreement, including, without limitation, the Seller's issuance of the Note and the Purchaser's ownership thereof.

         3.17 SUBSIDIARIES AND INVESTMENTS. Except as set forth in the Recent Reports or in Section 3.17 of the Seller Disclosure Schedule, the Seller has no Subsidiaries or Investments. For purposes of this Agreement, the term "Investments" shall mean, with respect to any Person, all advances, loans or extensions of credit to any other Person, all purchases or commitments to purchase any stock, bonds, notes, debentures or other securities of any other Person, and any other investment in any other Person, including partnerships or joint ventures (whether by capital contribution or otherwise) or other similar arrangement (whether written or oral) with any Person, including but not limited to arrangements in which (i) the Person shares profits and losses, (ii) any such other Person has the right to obligate or bind the Person to any third party, or (iii) the Person may be wholly or partially liable for the debts or obligations of such partnership, joint venture or other arrangement.

         3.18 CAPITALIZATION. The authorized capital stock of the Seller consists of 100,000,000 shares of common stock, $0.0001 par value per share ("Common Stock"), of which 28,283,347 shares are issued and outstanding as of the date hereof, and 5,000,000 shares of preferred stock, issuable in one or more classes or series, with such relative rights and preferences as the Board of Directors may determine, of which 1,500,000 shares have been designated as Series A Junior Participating Preferred Stock. No shares of preferred stock have been issued. All shares of the Seller's issued and outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. There are no dividends which have accrued or been declared but are unpaid on the capital stock of the Seller. All taxes required to be paid by the Seller in connection with the issuance and any transfers of the Seller's capital stock have been paid. All securities of the Seller have been issued in compliance in all material respects with the provisions of all applicable securities or other laws.

         3.19 OPTIONS, WARRANTS, RIGHTS. Except as set forth in Section 3.18, the Recent Reports or Section 3.19 of the Seller Disclosure Schedule, and except for the Note, there are no outstanding (a) securities, notes or instruments convertible into or exercisable for any of the capital stock or other equity interests of the Seller or its Subsidiaries; (b) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of the Seller or its Subsidiaries; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by the Seller or its Subsidiaries of any capital stock or other equity interests of the Seller or its Subsidiaries, any such securities or instruments convertible into or exercisable for securities or any such options, warrants or rights. Neither the Seller nor any Subsidiary has granted anti-dilution rights to any person or entity in connection with any option, warrant, subscription or any other instrument convertible into or exercisable for the securities of the Seller or any of its Subsidiaries. Other than the rights granted to the Purchaser under the Registration Rights Agreement, there are no outstanding rights which permit the holder thereof to cause the Seller or the Subsidiaries to file a registration statement under the Securities Act or which permit the holder thereof to include securities of the Seller or any of its Subsidiaries in a registration statement filed by the Seller or any of its Subsidiaries under the Securities Act, and there are no outstanding agreements or other commitments which otherwise relate to the registration of any securities of the Seller or any of its Subsidiaries for sale or distribution in any jurisdiction.

         3.20 EMPLOYEES, EMPLOYMENT AGREEMENTS AND EMPLOYEE BENEFIT PLANS. (a) Except as disclosed in the Recent Reports or in Section 3.20(a) of the Seller Disclosure Schedule, there are no employment, consulting, severance or indemnification arrangements, agreements, or understandings in effect as of the date hereof between the Seller or its Subsidiaries and any officer, director, consultant or employee of the Seller or its Subsidiaries (the "Employment Agreements"). Except as disclosed in the Recent Reports, no Employment Agreement provides for the acceleration or change in the award, grant or vesting of options, warrants, rights, severance payments, or other contingent obligations of any nature whatsoever of the Seller or its Subsidiaries in favor of any such parties in connection with the transactions contemplated by this Agreement. Except as disclosed in the Recent Reports or in Section 3.20(a) of the Seller Disclosure Schedule, the terms of employment or engagement of all directors, officers, employees, agents, consultants and professional advisors of the Seller and its Subsidiaries are such that their employment or engagement may be terminated upon not more than two weeks' notice given at any time without liability for payment of compensation or damages and the Seller and its Subsidiaries have not entered into any agreement or arrangement for the management of their business or any part thereof other than with their directors or employees.

         (b) Except as set forth in Section 3.20(b) of the Seller Disclosure Schedule or Recent Reports, the Seller and its Subsidiaries have no pension, retirement, stock purchase, stock bonus, stock ownership, stock option, profit sharing, savings, medical, disability, hospitalization, insurance, deferred compensation, bonus, incentive, welfare or any other employee benefit plan, agreement, commitment or arrangement currently maintained or contributed to by the Seller or its Subsidiaries for any of its directors, officers, consultants, employees or former employees (the "Seller Plans"). The Seller has previously made available to Purchaser, to the extent applicable, (i) a true and complete copy of all of the Seller Plans (or, if oral, a true and complete written summary thereof); (ii) a current summary plan description (plus summaries of any subsequent modifications thereto) for each Seller Plan; (iii) the latest IRS determination letter obtained with respect to any Seller Plan qualified under
Section 401 or 501 of the Code; and (iv) Forms 5500 for the last three (3) plan years for each Seller Plan required to file such form. Except as set forth in
Section 3.20(b) of the Seller Disclosure Schedule, none of the Seller Plans is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and, except as set forth in Section 3.20(b) of the Seller Disclosure Schedule, neither the Seller nor any of its Subsidiaries has established, maintained, made or been required to make any contributions to, or terminated, and has no liability with respect to, any "employee benefit plan" within the meaning of ERISA. The Seller and its Subsidiaries do not have any liability to the Pension Benefit Guaranty Corporation (the "PBGC"), and no facts or circumstances exist which might give rise to any liability of the Seller or its Subsidiaries to the PBGC or which could reasonably be anticipated to result in any claims being made against the Purchaser, the Seller or their Subsidiaries by the PBGC. The Seller and its Subsidiaries have paid all amounts required under applicable law and any Seller Plan to be paid as a contribution to any Seller Plan through the date hereof. The Seller has set aside adequate reserves to meet contributions which are not yet due under any Seller Plan. Neither the Seller, its Subsidiaries nor, to the Seller's knowledge, any other Person has engaged in any transaction with respect to any Seller Plan which would subject the Seller to any tax, penalty or liability for prohibited transactions with respect to a Seller Plan. To the Seller's knowledge, no director, officer or employee of the Seller or its Subsidiaries, to the extent he or she is a fiduciary with respect to any Seller Plan, has breached any of his/her responsibilities or obligations imposed upon fiduciaries or which could result in any claim being made under, by or on behalf of any Seller Plan. No Seller Plan provides post-employment medical, health, or life insurance benefits for present or future retirees or present or future terminated employees, except for continuation coverage provided pursuant to the requirements of Section 4980B of the Code or Sections 601-608 of ERISA or a similar state law.

         (c) No material labor dispute with employees of the Seller exists or, to the best knowledge of the Seller is imminent.

         3.21 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither the Seller, nor to the Seller's knowledge (i) any Affiliate of the Seller (including, but not limited to, its Subsidiaries), (ii) any agent or employee of the Seller, (iii) any other Person acting on behalf of or associated with the Seller, or (iv) any individual related to any of the foregoing Persons, acting alone or together, has: (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other Person with whom the Seller or its Subsidiaries has done business directly or indirectly; or (b) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other Person who is or may be in a position to help or hinder the business of the Seller or its Subsidiaries (or assist the Seller or its Subsidiaries in connection with any actual or proposed transaction) which (in the case of (a) or (b)) would have a Material Adverse Effect on the Seller.

         3.22 CHANGE IN BOARD COMPOSITION. The change in the membership of the Seller's board of directors contemplated by Section 6.1(c) will not give rise to a right of termination, cancellation, severance or similar payments, or acceleration or loss of any benefit under any Material Contract or under any material license, franchise, permit or other similar authorization held by the Seller or any of its Subsidiaries or under any agreement or arrangement between the Seller or any of its Subsidiaries and their directors, officers, employees or consultants.

         3.23 ENVIRONMENTAL MATTERS. None of the premises or any other property owned, occupied or leased by the Seller or its Subsidiaries (the "Premises") has been used by the Seller or its Subsidiaries, or to the Seller's knowledge, by any other Person, to manufacture, treat, store, or dispose of any waste, pollutant or toxic or hazardous substance (including, without limitation, asbestos, radioactive material and pesticides) or any other substance that has been designated to be a "hazardous substance" under Environmental Laws ("Hazardous Substances") other than substances customarily used in the Seller's or its Subsidiaries' businesses and in accordance with applications laws and regulations. The Seller and its Subsidiaries have not disposed of, discharged, emitted or released any Hazardous Substances which would require, under applicable Environmental Laws, remediation, investigation or similar response activity. No Hazardous Substances are present as a result of the actions of the Seller or its Subsidiaries or, to the Seller's or its Subsidiaries' knowledge, any other Person, in, on or under the Premises which would give rise to any liability or clean-up obligations of the Seller or its Subsidiaries under applicable Environmental Laws. The Seller and its Subsidiaries and, to the Seller's and its Subsidiaries' knowledge, any other Person for whose conduct it may be responsible, are in material compliance with all laws, regulations and other federal, state or local governmental requirements, and all applicable judgments, orders, writs, notices, decrees, permits, licenses, approvals, consents or injunctions in effect on the Closing Date relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any waste, pollutant or toxic or hazardous substance (including, without limitation, asbestos, radioactive material and pesticides) or to any other actions, omissions or conditions affecting the environment (the "Environmental Laws"). Neither the Seller nor its Subsidiaries nor, to the Seller's or its Subsidiaries' knowledge, any other Person for whose conduct it may be responsible has received any complaint, notice, order, or citation of any actual, threatened or alleged noncompliance with any of the Environmental Laws, and there is no proceeding, suit or investigation pending or, to the Seller's or its Subsidiaries knowledge, threatened against the Seller or its Subsidiaries or any such Person with respect to any violation or alleged violation of the Environmental Laws, and, to the Seller's knowledge, there is no basis for the institution of any such proceeding, suit or investigation.

         3.24 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, based upon any arrangement, contract or agreement of the Seller or any of its Affiliates, except as provided in Section 8.2.

         3.25 MATERIAL CONTRACTS. Each of the Seller's and its Subsidiaries' material contracts, agreements, notes, mortgages, indentures, leases and other binding instruments and commitments which

(x) are filed as exhibits to the 2003 10-K or (y) which have been executed after December 31, 2003 and would have been required to be filed as exhibits to the 2003 10-K if they had been in effect on December 31, 2003 (collectively, the "Material Contracts") are in full force and effect on the date hereof, and none of the Seller, its Subsidiaries nor, to the Seller's or any Subsidiary's knowledge, any other party to such Material Contracts is in breach of or default under any of such Material Contracts. Section 3.25 of Seller's Disclosure Schedule lists any Material Contract not listed as an exhibit to the 2003 10-K.

         3.26 INVESTMENT COMPANY STATUS. Neither the Seller nor any of its Subsidiaries is, nor immediately upon the Closing will be, an "investment company", as such term is defined in the Investment Company Act of 1940, as amended.

         3.27 NO OWNERSHIP CHANGE. The Seller has not issued or redeemed any stock within the past 36 months which issuance or redemption was not publicly disclosed and which, to its knowledge, caused the Seller to experience an "ownership change" within the meaning of Section 382 of the Internal Revenue Code, as amended, immediately following and as a result of such issuance. Notwithstanding any other term or provision of this Agreement, Seller makes no other representation or warranty as to whether it has experienced such an ownership change, and makes no representation or warranty as to the existence or amount of any federal or state net operating loss or net operating loss carryforwards.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Seller as follows:

         4.1 EXISTENCE AND POWER. The Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has all powers required to carry on the Purchaser's business as now conducted.

         4.2 AUTHORIZATION. The execution, delivery and performance by the Purchaser of this Agreement, the Related Documents to which the Purchaser is a party, and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by the Purchaser, and no additional action is required for the approval by the Purchaser of this Agreement or the Related Documents to which the Purchaser is a party. This Agreement and the Related Documents to which the Purchaser is a party have been or, to the extent contemplated hereby, will be duly executed and delivered and constitute valid and binding agreements of the Purchaser, enforceable against the Purchaser in accordance with their terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors and except that enforceability of their obligations thereunder are subject to general principles of equity.

         4.3 INVESTMENT. The Purchaser is acquiring the Note for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with the intention of distributing or reselling the same, provided, however, that by making the representation herein, the Purchaser does not agree to hold any of the securities for any minimum or other specific term and, subject to Section 1.2(a), reserves the right to dispose of the Note at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Purchaser is aware that neither the Note nor the shares of Common Stock into which the Note is convertible (the "Conversion Shares") have been registered under the Securities Act or under applicable state securities or blue sky laws. The Purchaser is an "Accredited Investor" as such term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act.

         4.4 NONCONTRAVENTION. Neither the execution, the delivery and performance by the Purchaser of this Agreement, nor the consummation by the Purchaser of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Purchaser is subject or any provision of its charter or bylaws.

         4.5 NO REGISTRATION. The Purchaser understands that the Note is being offered and sold to the Purchaser, and upon conversion of the Note the Conversion Shares will be issued, in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Seller is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Note.

         4.6 BUSINESS OR FINANCIAL EXPERTISE. Purchaser has, by reason of Purchaser's business or financial expertise or the business or financial experience of its professional advisors who are unaffiliated with and who are not, to the Purchaser's knowledge, compensated by the Seller or any affiliate or selling agent of the Seller, directly or indirectly, the capacity to protect its own interests in connection with its acquisition of the Note and any Conversion Shares.

         4.7 BROKERS' FEES. Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder, or other agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated, except as provided in Section 8.2.

                                    ARTICLE V

                      COVENANTS OF THE SELLER AND PURCHASER

         5.1 REPORTING OBLIGATIONS. At any time when the Seller is not obligated to file reports with the Commission under Section 13 or 15(d) under the Exchange Act, the Seller shall furnish to the Purchaser promptly upon their becoming available (but not later than 45 days after the end of the relevant period), quarterly financial statements reviewed by an independent auditor, and annual financial statements audited by an independent auditor, not later than 90 days after the end of the relevant year, together with such certifications of the chief executive officer and chief financial officer as the Purchaser may reasonably require.

         5.2 RESERVATION OF SHARES. So long as any principal amount of the Note is outstanding, the Seller shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be sufficient to enable the Seller to issue the Conversion Shares.

         5.3 LISTING OF SECURITIES. Promptly after the Seller has completed its transfer from the Nasdaq National Market to the Nasdaq SmallCap Market, the Seller shall prepare and file a Notification Form for Listing of Additional Shares to effect the listing on the Nasdaq SmallCap Market of the Conversion Shares. Following the Seller's transfer from the Nasdaq National Market to the Nasdaq SmallCap Market, the Seller shall use its reasonable best efforts to cause the Seller to maintain the listing of the Common Stock, including the Conversion Shares, on the Nasdaq SmallCap Market.

         5.4 REGISTRATION RIGHTS AGREEMENT. The Seller shall carry out and observe all the terms of the Registration Rights Agreement executed simultaneously with the execution of this Agreement covering the Conversion Shares.

         5.5 INVESTIGATION. The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made. Without limiting the generality of the foregoing, the inability or failure of the Purchaser to discover any breach, default or misrepresentation by the Seller under this Agreement or the Related Documents (including under any certificate furnished pursuant to this Agreement) shall not in any way diminish any liability hereunder.

         5.6 CERTAIN BUSINESS COMBINATIONS. Neither the Purchaser nor any of its Affiliates shall, at any time prior to the fifth anniversary of the Closing Date, directly or indirectly, propose, publicly disclose any intention to propose, vote for or otherwise act to consummate any Rule 13e-3 transaction (as defined in Rule 13e-3 under the Exchange Act) unless such transaction has been approved by a majority of the Seller's Independent Directors. For purposes of this Agreement, an "Independent Director" shall have the meaning given such term in the rules and regulations of the national securities exchange on which the Common Stock is listed at the time of such approval, or, if the Common Stock is not so listed on a national securities exchange at such time, the meaning given the term in the rules and regulations of the NASDAQ National Market.

                                   ARTICLE VI

                            CONDITIONS TO THE CLOSING

         6.1 CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The obligation of the Purchaser to purchase the Note at the Closing is subject to the fulfillment or satisfaction, on and as of the Closing Date, except as otherwise expressly indicated below or in Section 2.2 hereof, of each of the following conditions (any one or more of which may be waived by the Purchaser, in its sole discretion, but only in a writing signed by the Purchaser):

         (a) OPINION. The Purchaser shall have received the opinion of Seller's Counsel, described in Section 2.2(a)(3).

         (b) BOARD APPROVAL. The Board of Directors of the Seller shall have approved the sale of the Note to the Purchaser in accordance with this Agreement and shall have adopted such resolutions as will satisfy the requirements of
Section 203 of the Delaware General Corporation Law.

         (c) APPOINTMENT OF BOARD OF DIRECTORS. Effective as of the Closing, (i) the Board of Directors of the Seller shall have increased the size of the Board from three to four members, (ii) one current Board member, to be identified by the Seller, and subject to approval by Buyer, shall have resigned, and (iii) the remaining Board members shall have nominated and appointed as new directors to the Board effective as of the Closing two persons designated by Buyer.

         (d) OFFICERS' CERTIFICATE. The Purchaser shall have received the Certificate(s) described in paragraph 4 and 5 of Section 2.2(a).

         (e) CONVERTIBLE PROMISSORY NOTE. The Seller shall have executed and delivered the Note.

         (f) REGISTRATION RIGHTS AGREEMENT. The Seller shall have executed and delivered the Registration Rights Agreement.

         (g) NO INJUNCTION. No order or decree of any court, arbitration panel or governmental authority or official, and no statute, rule or regulation of any foreign or domestic, national or local government or agency thereof shall have been enacted, and no judicial or administrative decision shall have been rendered which enjoins or prohibits, or seeks to enjoin or prohibit, the consummation of all or any of the transactions contemplated by this Agreement.

         6.2 CONDITIONS TO OBLIGATIONS OF THE SELLER. The obligations of the Seller hereunder to issue and sell the Note at the Closing are subject to the fulfillment or satisfaction, on and as of the Closing Date, of the following condition (which may be waived by the Seller, in its sole discretion, but only in a writing signed by the Seller): The Purchaser shall have performed and complied in all respects with all agreements and conditions contained in this Agreement which are required to be performed or complied with by the Purchaser prior to or at the Closing.


                                   ARTICLE VII

                                 INDEMNIFICATION

         7.1 SURVIVAL OF REPRESENTATIONS. Except as otherwise provided herein, the representations and warranties of the Seller and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing Date and shall continue in full force and effect for a period of 12 months after the Closing Date and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Seller or the Purchaser.

         7.2 INDEMNIFICATION. (a) The Seller agrees to indemnify and hold harmless the Purchaser, its Affiliates, and each of their officers, directors, employees and agents and their respective successors and assigns, from and against any losses, damages, or expenses (net of any related insurance proceeds) due to any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) (all of the foregoing, "Claims") which are caused by or arise out of (i) any breach or default in the performance by the Seller of any covenant or agreement made by the Seller in this Agreement or in any of the Related Documents; and (ii) any breach of warranty or representation made by the Seller in this Agreement or in any of the Related Documents; provided however, that (x) the Seller shall have no liability for any Claims until the aggregate amount of such claims exceeds $175,000, whereupon all Claims shall be indemnified from the first dollar, and
(y) the Seller's maximum liability under this Section 7.2(a) shall not exceed twenty-five percent (25%) of the Purchase Price, excluding breaches of Sections 3.2, 3.12, 3.16, 3.20(b), 3.23 and 3.27 for which the limitation on the Seller's liability under this Section 7.2(a) shall be the Purchase Price.

         (b) The Purchaser agrees to indemnify and hold harmless the Seller, its Affiliates, each of their officers, directors, employees and agents and their respective successors and assigns, from and against any Claims (net of any related insurance proceeds) which are caused by or arise out of (i) any breach or default in the performance by it of any covenant or agreement made by it in this Agreement or in any of the Related Documents; (ii) any breach of warranty or representation made by it in this Agreement or in any of the Related Documents; provided, however, that (x) the Purchaser shall have no liability for any Claims until the aggregate amount of such claims exceeds $175,000, whereupon all Claims shall be indemnified from the first dollar, and (y) the Purchaser's maximum liability under this Section 7.2(b) shall not exceed the Purchase Price. Any indemnification Claims of the Seller against the Purchaser pursuant to this Section 7.2(b) while the Note is outstanding shall be satisfied by reducing the Principal Sum (as defined in the Note) by the aggregate amount for which the Purchaser is determined to be liable under this Section 7.2(b) and Section 7.3, provided that Purchaser shall be fully liable (subject to the limitations set forth in this Section 7.2(b)) for such indemnification Claim(s) to the extent such a reduction in the Principal Sum is not available.

         (c) The indemnification provided in this Section shall be the parties' sole and exclusive remedy for any breach or default in the performance by either party of any covenant or agreement made in this Agreement or in any of the Related Documents and for any breach of warranty or representation made by the parties in this Agreement or in any of the Related Documents, but shall not be the parties' sole and exclusive remedy for fraud.

         7.3 INDEMNITY PROCEDURE. The party or parties responsible to indemnify pursuant to Section 7.2 of this Agreement is referred to herein as the "Indemnifying Party" and the other party or parties claiming indemnity is referred to as the "Indemnified Party".

         An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within sixty (60) business days of the receipt of any written claim from any such third party, but not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

         The Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnifying Party hereunder, and in any such case the Indemnifying Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Party in connection therewith; provided, that the Indemnifying Party may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnified Party has so elected to conduct and control the defense thereof; and provided, further, that the Indemnified Party shall not, without the written consent of the Indemnifying Party (which written consent shall not be unreasonably withheld), pay, compromise or settle any such claim, action or suit, except that no such consent shall be required if, following a written request from the Indemnified Party, the Indemnifying Party shall fail, within 14 days after the making of such request, to acknowledge and agree in writing that, if such claim, action or suit shall be adversely determined, such Indemnifying Party has an obligation to provide indemnification hereunder to such Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit without such consent, provided, that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless such consent is unreasonably withheld.

         The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

         With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. Notwithstanding the foregoing, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such expenses are required to be paid pursuant to this Agreement. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

         7.4 INDEPENDENT DIRECTOR(S) REQUIREMENT. In connection with any claim by the Purchaser for indemnification, no material decision of the Seller, and no payment of any indemnification amount to Purchaser, shall be made without the prior written consent or approval of a majority of the Seller's Independent Directors.


                                  ARTICLE VIII

                                 MISCELLANEOUS

         8.1 FURTHER ASSURANCES. After the Closing, each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by the other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement, including taking all actions, and promptly doing, or causing to be done, all things necessary, proper or advisable under applicable law to make effective the transactions contemplated hereby, for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

         8.2 FEES AND EXPENSES. The Seller shall pay or reimburse fifty percent of all reasonable and documented out of pocket expenses incurred by the Purchaser and Kanders & Company, Inc. since April 9, 2004 through the Closing Date in connection with the consummation of the transaction contemplated by this Agreement, including, but not limited to, the review, analysis and due diligence examination of the Seller, travel expenses, banking fees and expenses, and the fees and expenses of accountants, financial advisors, attorneys and other advisors (inclusive of the finder's fee in the amount of $100,000 payable to an unaffiliated third party), up to a maximum amount for such reimbursement payment of $125,000. Such expenses reimbursement may, upon the written direction of the Seller, be paid out of the funds due from the Purchaser at the Closing.

         8.3 NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a business day or later than 5:00 p.m. (New York City time) on any business day, or (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service such as Federal Express. The address for such notices and communications shall be as follows:

If to the Purchaser, to:                      If to the Seller, to:
Olden Acquisition LLC                         Net Perceptions, Inc.
1 Pickwick Plaza                              7700 France Avenue South
Greenwich, Connecticut 06830                  Edina, Minnesota 55435
Att'n: Mr. Warren B. Kanders                  Att'n:  President
Fax: 203-552-9607                             Fax: 952-842-5005

With a copy in each case to:                  With a copy in each case to:
Kane Kessler, P.C.                            Skadden, Arps, Slate, Meagher & Flom LLP
1350 Avenue of the Americas - 26th Floor      One Beacon Street
New York, New York 10019                      31st Floor
Att'n:  Robert L. Lawrence, Esq.              Boston, MA  02108
Fax No.: (212) 245-3009                       Att'n:  Kent A. Coit
                                              Fax:  617-573-4822

Unless otherwise stated above, such communications shall be effective when they are received by the addressee thereof in conformity with this Section. Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

         8.4 GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and enforced in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof that would require the application of any other law.

         8.5 JURISDICTION AND VENUE. This Agreement shall be subject to the exclusive jurisdiction of the Federal and State Courts located in New York County, New York. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York and irrevocably and expressly agree to submit to the jurisdiction of the Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in New York County, New York, and further irrevocably waive any claim that any suit, action or proceeding brought in Federal or State Courts located in New York County, New York has been brought in an inconvenient forum.

         8.6 SUCCESSORS AND ASSIGNS. This Agreement is personal to each of the parties and may not be assigned without the written consent of the other parties; provided, however, that the Purchaser shall be permitted to assign its rights under this Agreement to any permitted transferee of the Purchaser to whom it assigns or transfers the Note, to the extent provided in Section 1.2 hereof.

         8.7 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall continue in full force and effect and in no way be affected, impaired or invalidated.

         8.8 ENTIRE AGREEMENT. This Agreement and the other agreements and instruments referenced herein constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings.

         8.9 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the Seller and Purchaser; provided that any such writing by Seller may be signed by Seller only if such writing has been approved by a majority of Seller's Independent Directors. The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

         8.10 NO WAIVER. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

         8.11 CONSTRUCTION OF AGREEMENT; KNOWLEDGE. For purposes of this Agreement, the term "knowledge," when used in reference to a corporation means the knowledge of the executive officers of such corporation assuming such officers shall have made inquiry that is customary and appropriate under the circumstances to which reference is made, and when used in reference to an individual means the knowledge of such individual assuming the individual shall have made inquiry that is customary and appropriate under the circumstances to which reference is made.

         8.12 COUNTERPARTS; FACSIMILE. This Agreement may be executed in counterparts, each of which shall be an original and which together shall constitute one and the same instrument. This Agreement shall become binding when counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as signatories. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

         8.13 NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement, other than Section 7.2 (which is intended to be for the benefit of the persons covered thereby).

                            [SIGNATURE PAGES FOLLOW:]

         IN WITNESS WHEREOF, the parties hereto have executed this Convertible Note Purchase Agreement as of the date first above written.

OLDEN ACQUISITION LLC, a Delaware limited         NET PERCEPTIONS, INC., a Delaware corporation
liability company

By: /s/ Warren B. Kanders                         By: /s/ Thomas Donnelly
    -----------------------------                     -----------------------------
         Name:  Warren B. Kanders                          Name:  Thomas Donnelly
         Title: Manager                                    Title: President and CFO
